FORM OF
                             SECURED PROMISSORY NOTE


$30,000,000                                                As of August 13, 1999
Term Note B No. ___


         FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of ________________________________________________
(hereinafter "Lender"), such payment to be made to Administrative Agent for the account of Lender, in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of $_________, together with interest from and after the date hereof on the unpaid principal balance outstanding of the Term Loan B evidenced by this Note at the greater of (y) 12.75% per annum, and (z) a fluctuating rate per annum equal to the Reference Rate plus 5%. The rate of interest set forth in the foregoing sentence shall increase or decrease by an amount equal to any increase or decrease in the Reference Rate, effective as of the opening of business on the day that any such change in the Reference Rate occurs.

         This Secured Promissory Note (this "Note") is one of a series of the Term Notes B referred to in, and is issued pursuant to, that certain Financing Agreement among Borrower, Lender, and certain other financial institutions or funds party thereto, dated as of August 13, 1999 (hereinafter, as amended from time to time, the "Financing Agreement"), and is entitled to all of the benefits and security of the Financing Agreement. All of the terms, covenants and conditions of the Financing Agreement and the other Loan Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Financing Agreement. This Note evidences the outstanding principal balance of the Term Loan B by Lender to Borrower as of the date hereof.

         All interest shall be computed in the manner provided in Section 2.04 of the Financing Agreement. Upon the occurrence and during the continuation of an Event of Default, the interest rate provided herein shall be increased in accordance with the provisions of Section 2.04(b) of the Financing Agreement.

         The principal amount and accrued interest of this Note shall be due and payable in accordance with the Financing Agreement. Notwithstanding the foregoing, the entire unpaid principal balance hereof and accrued interest thereon shall be due and payable immediately upon any termination of the Financing Agreement pursuant to Section 2.05 thereof.

         This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 2.05(c) of the Financing Agreement.

         Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 8.01 of the Financing Agreement and in the other Loan Documents.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender (or its agent) may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         To the maximum extent permitted by law, each Person composing Borrower hereby waives any defenses such Person might have based upon suretyship or impairment of collateral, such waiver being intended as a reservation of rights or a waiver contemplated by Section 3-606 of the Code.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this Note has been duly executed and delivered on the date first above written.

      CFI PROSERVICES, INC., an Oregon corporation


      By:      /s/ Robert P. Chamness
               ----------------------
               Robert P. Chamness
               Title: President and Chief Operating Officer

      ULTRADATA   CORPORATION,   a Delaware   corporation   and
      successor  by  merger to UFO Acquisition Co.


      By:      /s/ Robert P. Chamness
               ----------------------
               Robert P. Chamness
               Title: President and Chief Operating Officer

      MONEYSCAPE HOLDINGS, INC., an Oregon corporation


      By:      /s/ Robert P. Chamness
               ----------------------
               Robert P. Chamness
               Title: President and Chief Operating Officer

      MECA SOFTWARE, L.L.C., a Delaware limited liability company


      By:      /s/ Robert P. Chamness
               ----------------------
               Robert P. Chamness
               Title: President and Chief Operating Officer



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

                         SCHEDULE OF TERM LOAN B NOTES
                         -----------------------------

Holder                                                              Amount
----------------------------                                     -----------
Ableco Finance, LLC, a Delaware limited liability company        $ 7,500,000
Levine Leichtman Capital Parnters II, L.P., a California
     limted partnership                                          $10,000,000
Foothill Partners III, L.P., a Delaware limited partnership      $ 5,000,000
Styx Partners, L.P., a Delaware limited partnership              $ 7,500,000
                                                                 -----------
               Total                                             $30,000,000
                                                                 ===========